Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

G Medical Innovations Holdings Ltd.

5 Oppenheimer St.

Rehovot 7670105, Israel

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated May 16, 2023, relating to the consolidated financial statements of G Medical Innovations Holdings Ltd. appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft /S/
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

July 27, 2023